                                                                           EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report for the period ended June 30, 2022 of TAUTACHROME, INC. (the "Company") on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, Dr. Jon Leonard, Chief Executive Officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2022	/s/ Dr. Jon Leonard
Dr. Jon Leonard, Chief Executive Officer